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                                                                EXHIBIT 4.04(a)

                              CERTIFIED TO BE A
                                  TRUE COPY
                             BY MAXINE J. LIEVOIS

                                PROMISSORY NOTE                Loan No.:
                                                               94-0903604
                                                                 Store 25




$682,878.00                                                           Michigan
                                                                March 14, 1996

 FOR VALUE RECEIVED Frank's Nursery & Crafts, Inc., a Michigan corporation ("Borrower"), having its principal place of business at 6501 East Nevada, Detroit, Michigan 48234, promises to pay to the order of Midland Loan Services, L.P., a Missouri limited partnership ("Lender"), at the following address:
210 West 10th Street, 6th Floor, Kansas City, Missouri 64105; or such other place as the holder hereof may from time to time designate in writing, the principal sum of Six Hundred Eighty-two Thousand Eight Hundred Seventy-eight and No/100 Dollars ($682,878.00) in lawful money of the United States of America, with interest thereon to be computed from the date of disbursement under this Promissory Note (the "Note") at the Applicable Interest Rate (hereinafter defined), and to be paid in installments as follows:

 A. A payment, on the date hereof, in the amount of $3,168.54 representing interest from the date of disbursement through the last day of the calendar month in which such disbursement is made;

 B. A constant payment of $6,267.54 on the first day of May, 1996 and on the first day of each calendar month thereafter up to and including the first day of March, 2006, each of such payments to be applied: (a) to the payment of interest computed at the Applicable Interest Rate; and (b) the balance applied toward the reduction of the principal sum; and

 C. The balance of said principal sum, all unpaid interest thereon and all other amounts owed pursuant to this Note, the Mortgage (hereinafter defined), the Other Security Documents (hereinafter defined), or otherwise in connection with the loan evidenced by this Note shall be due and payable on the first day of April, 2006 (the "Maturity Date").

All payments to be made by Borrower to Lender shall be deemed received by Lender only upon Lender's actual receipt of same.

        1. Applicable Interest Rate. Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each except that interest due and payable for a period less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360 day year. The term "Applicable Interest Rate" as used in this Note shall mean, from the date of this Note through and including the Maturity Date, a rate of Nine and 28/100 percent (9.28%) per annum.

        2. Late Charge. If any sum payable under this Note is not received by Lender by close of business on the tenth (10th) day after the date on which it was due, Borrower shall pay to Lender an amount (the "Late Charge") equal to the lesser of five percent (5%) of the full amount of such





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sum, or the maximum amount permitted by applicable law, to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment and any such Late Charges shall be secured by the Mortgage and Other Security Documents.

        3. Security; Defined Terms; Incorporation by Reference. This Note is secured by the Mortgage and the Other Security Documents. The term "Mortgage" as used in this Note shall mean either the Mortgage, Security Agreement and Assignment of Leases and Rents, or the Deed of Trust, Security Agreement and Assignment of Leases and Rents, executed and delivered by Borrower contemporaneously with this Note, which encumbers certain property located in Kent County, Michigan, and which secures the Debt (hereinafter defined). The term "Other Security Documents" means all documents other than this Note or the Mortgage now or hereafter executed and/or delivered by Borrower and/or others and to or in favor of Lender, which wholly or partially secure, evidence or guarantee payment of the Debt, provide for any indemnity in favor of or payment to Lender related to the Debt, the Note or the Mortgaged Property, provide for any escrow/holdback arrangements or for any actions to be completed by Borrower subsequent to the date hereof, or are otherwise related to the loan evidenced by this Note. All amounts due and payable under the Note, together with all sums due under the Mortgage and the Other Security Documents, including any applicable Prepayment Consideration (hereinafter defined) and all applicable attorney fees and costs, are collectively referred to herein as the "Debt." Where appropriate, the singular number shall include the plural, the plural shall include the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, personal representatives, executors and administrators. The terms, covenants, and conditions of the Mortgage and Other Security Documents are hereby incorporated herein by reference and are made a part of this Note to the same extent as if they were fully set forth herein.

        4.   Prepayment.

             (a) When Permitted. Except as set forth in this Section, Borrower shall not have the right to prepay all or any portion of the Debt at any time during the term of this Note. Borrower may prepay the Debt in whole, but not in part (except for any prepayment permitted under the Mortgage in the event of a casualty or condemnation) if: (i) no Event of Default (hereinafter defined) then exists; (ii) any applicable Prepayment Consideration (hereinafter defined) is tendered with such prepayment; and (iii) the required notice of prepayment required hereby is timely received by Lender. Notwithstanding anything to the contrary contained herein, no prepayments will be allowed during the period from the sixteenth (16th) day through and including the last day of any calendar month.

             (b)  Notice.   Borrower shall give written notice to Lender
specifying the date on which prepayment is to be made (the "Prepayment Date"). The designated Prepayment Date must fall within the first fifteen (15) calendar days of a month during the term of this Note. Lender shall receive this notice not more than sixty (60) days and not less than (30) days prior to the Prepayment Date. If any such notice of prepayment is given, the entire Debt, including any applicable Prepayment Consideration, shall be due and payable on the Prepayment Date.

             (c) Prepayment Consideration. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all Prepayment Consideration due in connection therewith.
Except as otherwise set forth in the Mortgage, no Prepayment Consideration will be due for involuntary prepayments resulting from any Casualty (as defined in the





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Mortgage) or Condemnation (as defined in the Mortgage).  The "Prepayment
Consideration" shall be computed as follows:

              Month 1 through 114: The greater of: (i) one percent (1%) of the outstanding principal balance of the Note at the time of prepayment; or (ii) the Yield Maintenance Amount (hereinafter defined).

              Months 115 through
               maturity:           No Prepayment Consideration.

 Borrower acknowledges that the Prepayment Consideration is a bargained for consideration and not a penalty, and Borrower recognizes that Lender would incur substantial additional costs and expenses in the event of a prepayment of the Debt and that the Prepayment Consideration compensates Lender for such costs and expenses (including without limitation, the loss of Lender's investment opportunity during the period from the Prepayment Date until the Maturity Date). Borrower agrees that Lender shall not, as a condition to receiving the Prepayment Consideration, be obligated to actually reinvest the amount prepaid in any treasury obligation or in any other manner whatsoever.

 (d) Yield Maintenance Amount. The "Yield Maintenance Amount" shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments (including any balloon payment) of principal amount being prepaid and interest on such amount from the Prepayment Date through the Maturity Date (assuming no prepayment were made), determined by discounting such payments at the Discount Rate (hereinafter defined), and subtracting therefrom the amount of principal being prepaid. The term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required Prepayment Consideration.

 (e) Prepayment After Event of Default. If following the occurrence of any Event of Default, Borrower shall tender payment of an amount sufficient to satisfy the Debt at any time prior to a sale of the "Mortgaged Property" (as defined in the Mortgage), either through foreclosure or the exercise of the other remedies available to Lender under the Mortgage or the Other Security Documents, such tender by Borrower shall be deemed to be a voluntary prepayment under this Note in the amount tendered and in such case Borrower shall also pay to Lender, with respect to the amount tendered, the applicable Prepayment Consideration set forth in this Note, if any, which Prepayment Consideration shall be immediately due and payable.

 5.   Default.   An "Event of Default" shall occur if:

 (a) the Borrower fails to make the full and punctual payment of any amount payable hereunder or under the Mortgage on a monthly basis, which failure is not cured on or before the fifth (5th) day after the date of written notice from Lender to Borrower of such failure;





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 (b)  the Borrower fails to pay the entire outstanding principal balance hereunder, together with all accrued and unpaid interest, on the date when due, whether on the Maturity Date, upon acceleration or prepayment or otherwise;

 (c) the Borrower fails to make the full and punctual payment of any Late Charges, costs and expenses due hereunder or any other sum of money required to be paid hereunder (other than any payment described in subclauses (a) and (b) immediately above) or under the Mortgage or Other Security Documents which failure is not cured on or before the twentieth (20th) day after Lender's written notice to Borrower that such payment is required; or

 (d) an Event of Default (as defined in the Mortgage or any of the Other Security Documents) shall have occurred under the Mortgage and/or Other Security Documents.

 6. Acceleration. The whole of the Debt, including without limitation, the principal sum of this Note, all accrued interest and all other sums due under this Note, the Mortgage and the Other Security Documents, together with any applicable Prepayment Consideration, shall become immediately due and payable at the option of Lender, without notice, at any time following the occurrence of an Event of Default.

 7. Default Interest. Upon the occurrence of an Event of Default (including without limitation, the failure of Borrower to pay the Debt in full on the Maturity Date), Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal balance at the rate (the "Default Rate") equal to the greater of: (a) four (4)% above the Applicable Interest Rate; or (b) four (4)% above the Prime Rate (hereinafter defined) in effect at the time of the occurrence of the Event of Default; provided, however, that notwithstanding the foregoing, in no event shall the Default Rate exceed the Maximum Rate (hereinafter defined). The term "Prime Rate" shall mean the prime rate reported in the Money Rates section of The Wall Street Journal for the date (the "Default Rate Calculation Date") upon which the Event of Default occurred, or if no publication occurs upon such date, then the date of publication immediately preceding the date of the Event of Default. In the event that The Wall Street Journal should cease or temporarily interrupt publication, the term "Prime Rate" shall mean the daily average prime rate published upon the Default Rate Calculation Date in another business newspaper, or business section of a newspaper, of national standing chosen by Lender. In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index which is readily available and verifiable to Borrower but is beyond Lender's control. The Default Rate shall be computed from the occurrence of the Event of Default until the actual payment in full of the Debt. This charge shall be added to the Debt, and shall be deemed secured by the Mortgage. This clause, however, shall not be construed as an agreement or privilege to extend the Maturity Date, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

 8. Attorney Fees. In the event that Lender employs attorney(s) to collect the Debt, to enforce the provisions of this Note or to protect or foreclose the security herefor, Borrower agrees to pay Lender's attorney fees and disbursements, whether or not suit be brought. Such fees shall be immediately due and payable.

 9. Limit of Validity. This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest or other charges on the Debt at a rate which may subject Lender to civil or criminal liability as a result of such rate exceeding the maximum interest





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rate which Borrower is permitted to pay by applicable law (the "Maximum Rate").
If by the terms of this Note, Borrower is at any time required or obligated to pay interest or other charges on the Debt at a rate in excess of the Maximum Rate, the rate of interest due under this Note shall be deemed to be immediately reduced to the Maximum Rate and any previous payments in excess of the Maximum Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

 10. No Oral Amendments. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

 11. Assignment. This Note may be freely transferred and assigned by Lender. Borrower's right to transfer its rights and obligations with respect to the Debt, and to be released from liability under this Note, shall be governed by the Mortgage.

 12. Applicable Law; Jurisdiction. This Note shall be governed and construed in accordance with the laws of the state in which the real property encumbered by the Mortgage is located, without regard to conflict of law provisions thereof. Borrower hereby submits to personal jurisdiction in the state courts located in said state and the federal courts of the United States of America (and any appellate courts taking appeals thereof) located in said state for the enforcement of Borrower's obligations hereunder and waives any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of any action, suit, proceeding or litigation to enforce such obligations of Borrower. Borrower hereby waives and agrees not to assert, as a defense in any action, suit, proceeding or litigation arising out of or relating to this Note, the Mortgage and/or any of the Other Security Documents:
(a) that it is not subject to such jurisdiction or that such action, suit, proceeding or litigation may not be brought or is not maintainable in those courts or that this Note, the Mortgage and/or any of the Other Security Documents may not be enforced in or by those courts or that it is exempt or immune from execution; (b) that the action, suit, proceeding or litigation is brought in an inconvenient forum; or (c) that the venue of the action, suit, proceeding or litigation is improper.

 13. Joint and Several Liability. If Borrower consists of more than one person or entity, the obligations and liabilities of each such person or entity shall be joint and several.

 14. Waiver of Presentment, Etc. Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, and notice of intent to accelerate the maturity hereof (and of such acceleration), except to the extent that specific notices are required by this Note, the Mortgage or the Other Security Documents.

 15. Full Authority. Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Mortgage and the Other Security Documents and that this Note, the Mortgage and the Other Security Documents constitute valid and binding obligations of Borrower.

 16. No Waiver. Any failure by Lender to insist upon strict performance by Borrower or any of the provisions of this Note, the Mortgage or the Other Security Documents shall not be





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deemed to be a waiver of any of the terms or provisions of this Note, the
Mortgage or the Other Security Documents, and Lender shall have the right thereafter to insist upon strict performance by Borrower of any and all of the terms and provisions of this Note, the Mortgage or the Other Security Documents.

 17. Notices. Except as otherwise specified herein, any notice, consent, request or other communication required or permitted to be given hereunder shall be in writing, addressed to the other party as set forth below (or to such other address or person as either party or person entitled to notice may by notice to the other party specify), and shall be: (a) personally delivered;
(b) delivered by Federal Express or other comparable overnight delivery service; or (c) transmitted by United States certified mail, return receipt requested with postage prepaid; to:

      Lender:      Midland Loan Services, L.P.
                   210 West 10th Street, 6th Floor
                   Kansas City, MO 64105

      Borrower:    Frank's Nursery & Crafts, Inc.
                   6501 East Nevada
                   Detroit, MI 48234
                   Attention: Robert M. Lovejoy, Jr.

Unless otherwise specified, all notices and other communications shall be deemed to have been duly given on the first to occur of actual receipt of the same or: (i) the date of delivery if personally delivered; (ii) one (1) business day after depositing the same with the delivery service if by overnight delivery service; and (iii) three (3) days following posting if transmitted by mail.

 BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE LOAN EVIDENCED BY THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE MORTGAGE OR ANY OF THE OTHER SECURITY DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF BORROWER OR LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER'S MAKING OF THE LOAN SECURED BY THE MORTGAGE AND THE OTHER SECURITY DOCUMENTS.

 IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note to be effective the day and year first above written.

                                          "Borrower"

                                          FRANK'S NURSERY & CRAFTS, INC.,
                                          a Michigan corporation

                                          By: Robert M. Lovejoy, Jr.
                                             ------------------------------
                                              Robert M. Lovejoy, Jr.,
                                              Vice President and Treasurer





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 Pay to the order of Midland Commercial Financing Corp., without recourse.

                                            Midland Loan Services, L.P.,
                                            a Missouri limited partnership

                                            By:  Midland Data Systems, Inc.
                                                   a Missouri corporation,
                                                   its sole General Partner


                                                   By: ________________________

                                                   Print Name: ________________

                                                   Title: _____________________



Pay to the order of _________________________________________, without recourse.


                                            Midland Commercial Financing Corp.,
                                            a Missouri corporation


                                            By: _______________________________

                                            Print Name: _______________________

                                            Title: ____________________________










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